SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): June 10, 2011

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2011, Xi’an Tech Full Simo Motor Co., Ltd. (“Xi’an Tech Full”), an indirect wholly owned PRC subsidiary of  Harbin Electric, Inc. (the “Company”) entered into a Project Investment Contract, dated June 10, 2011 (“Investment Contract”), with Xi’an Lintong Tourism and Business Development Management Commission (“Xi’an Lintong”). Pursuant to the Investment Contract, Xi’an Lintong agreed to transfer to Xi’an Tech Full, the right to use a certain parcel of land consisting of 500 Chinese Mu (approximately 82.4 acres or 333,500 square meters) and located at Daixin Industrial Development Zone in Xi’an Lintong Tourism and Business Development Zone for the purpose of constructing a new manufacturing facility that will produce electric equipment and machinery and related products as part of a capacity expansion project at Xi’an Tech Full.

Pursuant to the terms of the Investment Contract, the land use right was to be for a period of 50 years, beginning from the day the land was delivered to Xi’an Tech Full by Xi’an Lintong. The total price of the land transfer was RMB500,000 per Mu, with a total price of approximately RMB250 million (approximately $38.8 million). A prepayment of RMB150 million ($23.0 million) was made by the Company to Xi’an Lintong on June 30, 2011.  The prepayment of RMB150 million previously made to Xi’an Lintong pursuant to the Investment Contract was returned to Xi’an Tech Full on August 24, 2011 in connection with Xi’an Tech Full’s execution of the replacement Project Agreement described below.

A copy of the Investment Contract is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On September 15, 2011, Xi’an Tech Full entered into a new Project Entrance Agreement (“Project Agreement”), with No. 2 Commerce Bureau of Xi’an Economic and Technology Development Zone Management Commission (“XETDZ”), a higher level government office, which superseded the Investment Contract, for the purposes of obtaining the use of a larger parcel of land. Pursuant to the Project Agreement, XETDZ has agreed to transfer to Xi’an Tech Full the land use right for a certain parcel of land located at Jingwei New City of Xi’an Economic and Technology Development Zone which includes two separate blocks consisting of 600 Chinese Mu (approximately 98.8 acres or 400,200 square meters).  The first block consists of an area of 550 Chinese Mu and will be used for the purpose of constructing a new manufacturing facility that will produce electric equipment and machinery and related products as part of a capacity expansion project at Xi’an Tech Full.  The second block, consisting of 50 Chinese Mu will be used for residential purposes for the construction of residential areas for Xi’an Tech Full’s employees.

Pursuant to the terms of the Project Agreement, the price of the land transfer with respect to the first block of land is approximately RMB300,000 per Mu (or RMB165 million in total) and the price of the land transfer with respect to the second block of land is approximately RMB1,700,000 per Mu (or RMB85 million in total)  The total cost of the two blocks of land is approximately RMB250 million (approximately $38.8 million).  Pursuant to the Project Agreement, the Company is obligated to make a prepayment of RMB150 million to XETDZ within one month from the date of execution of the Project Agreement.

A copy of the Project Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Project Investment Contract, dated June 10, 2011, by and between Xi’an Lintong Tourism and Business Development Management Commission and Xi’an Tech Full Simo Motor Co., Ltd.
10.2	Project Entrance Agreement, dated September 15, 2011, by and between Xi’an Economic and Technology Development Zone Management Commission and Xi’an Tech Full Simo Motor Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: September 21, 2011